UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010

 PURAMED BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	00-52771	20-5510104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1326 Schofield Avenue
Schofield, WI 54476
(Address of principal executive offices)

(715) 359-6373
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 24, 2010, PuraMed BioScience, Inc. signed a $5 million purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company.  Upon signing the agreement,  PuraMed received $100,000 from LPC as an initial purchase under the $5 million dollar commitment in exchange for 200,000 shares of our common stock and warrants to purchase 100,000 shares of our common stock  at an exercise price of $1.25 per share and warrants to purchase 100,000 shares of our common stock  at $1.75  We also entered into a registration rights agreement with LPC whereby we agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that have been issued or may be issued to LPC under the purchase agreement.  After the SEC has declared effective the registration statement related to the transaction, we have the right over a 30-month period to sell our shares of common stock to LPC in amounts up to $500,000 per sale, depending on certain conditions as set forth in the purchase agreement, up to the aggregate commitment of $5 million.

There are no upper limits to the price LPC may pay to purchase our common stock and the purchase price of the shares related to the $4.9 million of future funding will be based on the prevailing market prices of the Company’s shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of shares to LPC.  LPC shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.25.

In consideration for entering into the $5 million agreement which provides for an additional $4.9 million of future funding, we issued to LPC 150,000 shares of our common stock as a commitment fee and shall issue an equivalent amount of shares pro rata as LPC purchases the additional $4.9 million. The common stock purchase agreement may be terminated by us at any time at our discretion without any cost to us.  Except for a limitation on variable priced financings, there are no negative covenants, restrictions on future fundings, penalties or liquidated damages in the agreement.  The proceeds received by the Company under the common stock purchase agreement are expected to be used for our planned operations and development.

The foregoing description of the common stock purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the common stock purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In addition, the Company is relying on an exemption from the registration requirements of the Act for the private placement of the securities we have issued under the purchase agreement pursuant to Section 4(2) of the Act.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Common Stock Purchase Agreement, dated as of May 24, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of May 24, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

10.3	Warrant, dated May 24, 2010, issued by the Company to Lincoln Park Capital Fund, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURAMED BIOSCIENCE, INC.

May 28, 2010	By:	/s/ James Higgins
James Higgins Chief Financial Officer

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